EXHIBIT 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)        ☐

The Bank of New York Trust
Company of Florida, N.A.
(Exact name of trustee as specified in its charter)

59-2283428
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

800 Brickell Avenue Suite 300 Miami, Florida	33131
(Address of principal executive offices)	(Zip code)

Varco International, Inc.
(Exact name of obligor as specified in its charter)

For guarantors of obligor’s obligations See “Table of Guarantors” on following page.

Delaware	76-0252850
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2000 West Sam Houston Parkway South Suite 1700 Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Series B 5.5% Senior Notes due 2012
(Title of the indenture securities)

TABLE OF GUARANTORS

Each of the following subsidiaries of Varco International, Inc., is a guarantor of obligor’s obligations with respect to the Series B 5.5% Senior Notes due 2012.

Exact Name as Specified in their Charters*	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Environmental Procedures, Inc.	Delaware	76-0380977

Fiber Glass Systems Holdings, L.L.C.	Delaware	52-2048215

Tubo-FGS, L.L.C.	Delaware	74-2843661

Tuboscope (Holding U.S.) Inc.	Delaware	76-0561266

Varco I/P, Inc.	Delaware	76-0551156

Tuboscope Pipeline Services, Inc.	Texas	76-0259606

Varco, L.P.	Delaware	76-0642979

Fiber Glass Systems, L.P.	Texas	74-2843660

TVI Holdings, L.L.C.	Delaware	76-0623940

Varco US Holdings, Inc.	Delaware	76-0672041

Advanced Wirecloth, Inc.	Louisiana	76-0213872

Tulsa Equipment Manufacturing Company	Oklahoma	73-1433794

*	The address and zip code of the principal executive offices are the same as those of Varco International, Inc.

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	Atlanta, Georgia 30309

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company of Florida, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-100717).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-100717).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-100717).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-100717).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company of Florida, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 23rd day of December, 2002.

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.

By:	/s/ MARC D. STICKNEY

Name:	Marc D. Stickney
Title:	Assistant Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issuance of Varco International Inc. Series B 5.5% Senior Notes due 2012, and the related guarantees of Varco I/P, Inc., Tubo-FGS, L.L.C., Tuboscope (Holding U.S.) Inc., Fiber Glass Systems Holdings, L.L.C., Fiber Glass Systems, L.P., Varco, L.P., Tuboscope Pipeline Services Inc., Environmental Procedures, Inc., TVI Holdings, L.L.C., Varco US Holdings, Inc., Advanced Wirecloth, Inc., and Tulsa Equipment Manufacturing Company, The Bank of New York Trust Company of Florida, N.A., hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.

By:	/s/ MARC D. STICKNEY

Name:	Marc D. Stickney
Title:	Assistant Vice President

Jacksonville, Florida
December 23, 2002

EXHIBIT 7

Board of Governors of the Federal Reserve System OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires March 31, 2005

[GRAPHIC]	Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only—FFIEC 041

Report at the close of business September 30, 2002	(20020930) (RCRI 9999)

This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I,
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Director (Trustee)

Signature of Officer Authorized to Sign Report	Director (Trustee)

Date of Signature	Director (Trustee)

Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a)  in electronic form and then file the computer data
       file directly with the banking agencies’ collection
       agent, Electronic Data Systems Corporation (EDS),
       by modem or on computer diskette; or

(b)  in hard-copy (paper) form and arrange for another
       party to convert the paper report toelectronic form.
       That party (if other than EDS) must transmit the
       bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number 91271		BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A., THE
	(RCRI 9050)	Legal Title of Bank (TEXT 9010)

http://		MIAMI
	Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com	City (TEXT 9130)

FL 33131
State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A., THE

Legal Title of Bank

MIAMI

City

FL                                                                                      33131

State                                                                                      Zip Code

FDIC Certificate Number                    91271

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

		RCON
		Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin[1]	0081	3,667	1.a.
	b. Interest-bearing balances[2]	0071	10,087	1.b.
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	0	2.a.
	b. Available-for-sale securities (from Schedule RC-B, column D)	1773	8,616	2.b.
3.	Federal funds sold and securities purchased under agreements to resell:
	a. Federal funds sold	B987	0	3.a.
	b. Securities purchased under agreements to resell[3]	B989	0	3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale	5369	0	4.a.
	b. Loans and leases, net of unearned income	B528	0	4.b.
	c. LESS: Allowance for loan and lease losses	3123	0	4.c.
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	0	4.d.
5.	Trading assets (from Schedule RC-D)	3545	0	5.
6.	Premises and fixed assets (including capitalized leases)	2145	1,233	6.
7.	Other real estate owned (from Schedule RC-M)	2150	0	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	0	8.
9.	Customers’ liability to this bank on acceptances outstanding	2155	0	9.
10.	Intangible assets:
	a. Goodwill	3163	11,195	10.a.
	b. Other intangible assets (from Schedule RC-M)	0426	114	10.b.
11.	Other assets (from Schedule RC-F)	2160	1,129	11.
12.	Total assets (sum of items 1 through 11)	2170	36,041	12.

[1]	Includes cash items in process of collection and unposted debits.
[2]	Includes time certificates of deposit not held for trading.
[3]	Includes all securities resale agreements, regardless of maturity.

Schedule RC—Continued

	RCON
	Dollar Amounts in Thousands
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	2200	717	13.a.
(1) Noninterest-bearing[1]	6631	717	13.a.(1)
(2) Interest-bearing	6636	0	13.a.(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased[2]	B993	0	14.a.
b. Securities sold under agreements to repurchase[3]	B995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	3190		16.
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	2920	0	18.
19. Subordinated notes and debentures[4]	3200	0	19.
20. Other liabilities (from Schedule RC-G)	2930	1,320	20.
21. Total liabilities (sum of items 13 through 20)	2948	8,037	21.
22. Minority interest in consolidated subsidiaries	3000	0	22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	750	24.
25. Surplus (exclude all surplus related to preferred stock)	3839	4,299	25.
26. a. Retained earnings	3632	22,950	26.a.
b. Accumulated other comprehensive income[5]	B530	5	26.b.
27. Other equity capital components[6]	A130	0	27.
28. Total equity capital (sum of items 23 through 27)	3210	28,004	28.
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	3300	36,041	29.

Memorandum To be reported with the March Report of Condition.
	RCON	Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001	6724	N/A	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2 =
Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
		5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	6 =	Review of the bank’s financial statements by external auditors
		7 =	Compilation of the bank’s financial statements by external auditors
		8 =	Other audit procedures (excluding tax preparation work)
		9 =	Noexternal audit work

[1]	Includes total demand deposits and noninterest-bearing time and savings deposits.
[2]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
[3]	Includes all securities repurchase agreements, regardless of maturity.
[4]	Includes limited-life preferred stock and related surplus.
[5]	Includes net unrealised holding gains (l0sses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
[6]	Includes treasury stock and unearned Employee Stock Ownership Plan shares.